Exhibit 3.34

Control No. 09065790

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

ORGANIZATION

I, Karen C Handel, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

ROCK-TENN XL, LLC

a Domestic Limited Liability Company

has been duly organized under the laws of the State of Georgia on 09/18/2009 by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on September 18, 2009

Karen C Handel Secretary of State

Certification#: 7839023-1 Page 1 of 3

Control No: 09065790
Date Filed: 09/18/2009 03:26 PM
Karen C Handel
Secretary of State

ARTICLES OF ORGANIZATION
OF
ROCK-TENN XL, LLC
I.

The name of the Limited Liability Company is Rock-Tenn XL, LLC.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on this 18th day of September, 2009.

Robert B. Mclntosh - Organizer

Certification#: 7839023-1 Page 2 of 3

OFFICE OF SECRETARY OF STATE

CORPORATIONS DIVISION

315 West Tower, #2 Martin Luther King, Jr. Drive

Atlanta, Georgia 30334-1530

(404) 656-2817

Registered agent, officer, entity status information via the internet

http://www.georgiacorporations.org

TRANSMITTAL INFORMATION

GEORGIA LIMITED LIABILITY COMPANY

IMPORTANT

Remember to include your e-mail address when completing this transmittal form.

Providing your e-mail address allows us to notify you via e-mail when we receive your filing and when we take action on your filing. Please enter your e-mail address on the line below. Thank you.

E-Mail:	cfrancis@rocktenn.com

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

1.
LLC Name reservation Number (if one has been obtained; if articles are being filed without prior reservation, leave this line blank)
Rock-Tenn XL, LLC
LLC Name (List exactly as it appears in articles)

2.	Carol Anne Francis				678-291-7423
	Name of person filing articles (certificate will be mailed to this person, at address below)				Telephone number
504 Thrasher Street
Address
	Norcross	Georgia	30071
	City	State	Zip Code

3.	504 Thrasher Street
Principal Office Mailing Address of LLC (Unlike registered office address, this may be a post office box)
	Norcross	Georgia	30071
	City	State	Zip Code

4.	Robert B. Mclntosh
Name of LLC’s Registered agent in Georgia
504 Thrasher Street
Registered Officer Street Address of LLC in Georgia (Post office box or mail drop not acceptable for registered office address)
	Norcross	Gwinnett	GA		30071
	City	County	State		Zip Code

5.	Name and Address of each organizer (Attach additional sheets if necessary)
	Robert B. Mclntosh	504 Thrasher Street	Norcross	GA	30071
	Organizer	Address	City	State	Zip Code

	Organizer	Address	City	State	Zip Code

6.	Mail or deliver the following items to the Secretary of State, at the above address:
1) This transmittal from
2) Original and one copy of the Articles of Organization
3) Filing fee of $100.00 payable to Secretary of State. Filing fees are Non-refundable
9/18/09
	Authorized Signature Member, Manager, Organizer or Attorney-in-fact (Circle one)			Date

Request certificates and obtain entity information via the internet: http://www.georgiacorporations.org

Certification#: 7839023-1 Page 3 of 3